Exhibit 3.03

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF CORRECTION

                  The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code, as amended:

1.       The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.


2. That on March 31, 1995, the corporation filed (fill out whichever is applicable):

                    --
         (a)      |XX|     The following described document:  Articles of
                           Amendment dated May 22, 2001.
                   -- -------------------------------------------
                    --
         (b)      |__|     The attached document  (attach copy of the document).


3.       That this document was incorrect in the following manner:

       ss.3.(a)   The Series of shares should be 4.60% (Series B).
       -----------------------------------------------------------

4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

         ss.3.(d)   The Series of shares 4.60% (Series B).


                              SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  June 1, 2001           By:    _________________________________________
                                                 Secretary